                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-110063 of BAM! Entertainment, Inc. (the "Company") on Form S-3 of our report dated September 26, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the uncertainty of the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

San Jose, California
December 9, 2003